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                                                                      EXHIBIT 11


                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

             Exhibit to Condensed Consolidated Financial Statements

                        Computation of Per Share Earnings
               (Unaudited, in thousands, except per-share amounts)



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
                                                                      Three months ended                 Six months ended
                                                                 ------------------------------     -----------------------------
                                                                 July 31, 1997    July 31, 1996     July 31, 1997   July 31, 1996
                                                                 -------------    -------------     -------------   -------------
PRIMARY:

  Net Income                                                        $18,323          $15,081          $35,199          $28,178
  Reduction of interest expense, net of
       income tax expense on assumed retirement
       of short-term and long-term debt                                 184              311              367              623

  Interest earned, net of income tax expense
       on assumed investment of U.S. government
       securities or commercial paper                                  --               --               --               --
                                                                    -------          -------          -------          -------

  Adjusted net income                                               $18,507          $15,392          $35,566          $28,801
                                                                    =======          =======          =======          =======

  Weighted average shares outstanding                                51,150           49,058           50,783           48,953
  Dilutive stock options, based on the modified
       treasury stock method, using average fair value                3,331            3,288            3,350            3,339
                                                                    -------          -------          -------          -------

  Total average shares outstanding                                   54,481           52,346           54,133           52,292
                                                                    =======          =======          =======          =======

  Per Share Amount                                                  $   .34          $   .29          $   .66          $   .55
                                                                    =======          =======          =======          =======


FULLY DILUTED:

  Net Income                                                        $18,323          $15,081          $35,199          $28,178
  Reduction of interest expense, net of
       income tax expense on assumed retirement
       of short-term and long-term debt                                  54              245              107              490

  Interest earned, net of income tax expense
       on assumed investment of U.S. government
       securities or commercial paper                                  --               --               --               --
                                                                    -------          -------          -------          -------

  Adjusted net income                                               $18,377          $15,326          $35,306          $28,668
                                                                    =======          =======          =======          =======

  Weighted average shares outstanding                                51,150           49,058           50,783           48,953
  Dilutive stock options, based on the modified
         treasury stock method, using quarter-end
         or exercise date established price if higher than
         average fair value                                           3,331            3,288            3,350            3,339
                                                                    -------          -------          -------          -------

  Total average shares outstanding                                   54,481           52,346           54,133           52,292
                                                                    =======          =======          =======          =======

  Per Share Amount                                                  $   .34          $   .29          $   .65          $   .55
                                                                    =======          =======          =======          =======
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